SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 21, 2008

Diomed Holdings, Inc.

Delaware	000-32045	84-1480636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Dundee Park Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 7.01 Regulation FD Disclosure

On February 21, 2008, the United States Court of Appeals for the Federal Circuit scheduled for April 10, 2008 a hearing on the appeal taken by AngioDynamics, Inc. and Vascular Solutions, Inc. of the $14.6 million judgment awarded to Diomed Holdings, Inc. as a result of the March 2007 trial of Diomed’s successful patent infringement lawsuit regarding Diomed’s United States Patent Number 6,398,777 for the endovascular laser treatment of varicose veins. The Court is expected to issue its decision on the appeal at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: February 25, 2008	By:	/s/ DAVID B. SWANK
Name: David B. Swank Title: Chief Financial Officer